Exhibit 31.1
CERTIFICATIONS
I, Rocco B. Commisso, certify that:
(1)	I have reviewed this report on Form 10-Q/A (Amendment No. 1) of Mediacom Communications Corporation; and

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

January 13, 2006	By:	/s/ Rocco B. Commisso

Rocco B. Commisso Chief Executive Officer

Exhibit 31.1
CERTIFICATIONS
I, Mark E. Stephan, certify that:
(1)	I have reviewed this report on Form 10-Q/A (Amendment No. 1) of Mediacom Communications Corporation; and

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

January 13, 2006	By:	/s/ Mark E. Stephan

Mark E. Stephan Executive Vice President and Chief Financial Officer